UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2007

NATIONAL TAX CREDIT INVESTORS II

(Exact name of Registrant as specified in its charter)

            California

        0-20610

  95-1017959

(State or other jurisdiction

(Commission

     (I.R.S. Employer

     of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

National Tax Credit Investors II, a California limited partnership (the “Partnership”) has a 99% limited partnership interest in Huntsville Properties Limited Partnership, a Georgia limited partnership (“Huntsville”). On December 27, 2007, Huntsville sold its sole investment property, Parkwood Landing Apartments, consisting of 204 units, to a third party, TEG Waverly Place at Madison LLC, an affiliate of The Embassy Group, LLC, a New York limited liability company, for a sales price of $10,250,000. The Partnership received approximately $5,048,000 as a distribution from net sales proceeds after the payment of the mortgage encumbering Parkwood Landing Apartments and closing costs. The Partnership intends to utilize the distribution received for the Partnership’s operations and reserves. The Partnership’s investment balance in Huntsville was zero at September 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT INVESTORS II

By:

National Partnership Investments Corp.

General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

January 3, 2008